UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 24, 2004 (March 23, 2004)

Wellsford Real Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-12917	13-3926898

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue, New York, New York		10022

(Address of Principal Executive Office)		(Zip Code)

(212) 838-3400

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On March 24, 2004, Wellsford Real Properties, Inc. (the “Company”) announced that its Board of Directors has authorized the retention of the investment banking firm of Lazard Fréres & Co. LLC to advise the Company on various strategic financial and business alternatives available to it to maximize shareholder value. These may include a recapitalization, acquisitions, dispositions of assets, a liquidation, the sale or merger of the Company and alternatives that would keep the Company independent. There is no assurance as to which of the aforementioned alternatives will occur.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits
	99.1	Press release issued March 24, 2004 reporting the retention of the investment banking firm of Lazard Fréres & Co. LLC.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLSFORD REAL PROPERTIES, INC.

By:	/s/ James J. Burns James J. Burns Senior Vice President, Chief Financial Officer

Date:        March 24, 2004

EXHIBIT 99.1

WELLSFORD REAL PROPERTIES, INC.
535 MADISON AVENUE 26TH FLOOR NEW YORK, NY 10022
212-838-3400            FAX 212-421-7244

FOR IMMEDIATE RELEASE:

WELLSFORD RETAINS LAZARD FRÉRES & CO. LLC AS FINANCIAL ADVISOR

NEW YORK, March 24, 2004 – Wellsford Real Properties, Inc. (AMEX: “WRP”) announced today that its Board of Directors has authorized the retention of the investment banking firm of Lazard Fréres & Co. LLC to advise WRP on various strategic financial and business alternatives available to it to maximize shareholder value. These may include a recapitalization, acquisitions, dispositions of assets, a liquidation, the sale or merger of WRP and alternatives that would keep WRP independent. There is no assurance as to which of the aforementioned alternatives will occur.

WRP is a real estate merchant banking firm organized in 1997 and headquartered in New York City which acquires, develops, finances and operates real estate properties and organizes and invests in private and public real estate companies.

Press Contact:	Mark P. Cantaluppi Wellsford Real Properties, Inc. Vice President, Chief Accounting Officer & Director of Investor Relations (212) 838-3400